Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Peraso Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(c) and (h)	174,900	(2)	$0.8855	(3)	$154,873.95	0.00015310	$23.72
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(h)	1,325,100	(4)	$0.7776	(5)	$1,030,397.76	0.00015310	$157.76
	Total Offering Amounts							$1,185,271.71		$181.48
	Total Fee Offsets									$0
	Net Fee Due									$181.48

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the common stock, par value $0.001 (the “Common Stock”), of Peraso Inc. (the “Registrant”) that become issuable under the Peraso Inc. Amended and Restated 2019 Stock Incentive Plan, as amended (the “2019 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 174,900 additional shares of Common Stock reserved for future issuance under the 2019 Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $0.8855, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on February 25, 2025, which date is a date within five business days of the filing of this Registration Statement.

(4)	Represents 1,325,100 shares of Common Stock issuable upon the exercise of outstanding stock options previously granted under the 2019 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $0.7776, which is the exercise price of the outstanding stock options previously granted under the 2019 Plan being registered.